AZ CORPORATION COMMISSION
FILED

JAN 0 2 2015

FILE NO. 1823735-0

AZ Corp. Commission

04917180

DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

ARTICLES OF AMENDMENT
FOR-PROFIT CORPORATION
Read the Instructions C014i

1. **ENTITY NAME** – give the exact name of the corporation as currently shown in A.C.C. records:

   AutoTek, Incorporated

2. **A.C.C. FILE NUMBER:** 1823735-0

   Find the A.C.C. file number on the upper corner of filed documents OR on our website at: http://www.azcc.gov/Divisions/Corporations

3. Date on which the attached amendment was adopted: September 3, 2013

4. Does the amendment provide for an exchange, reclassification or cancellation of **issued** shares?

   ☐ Yes – go to number 4.1 and continue. ☒ No – go to number 5 and continue.

   4.1 If your answer to number 4 was "yes," does the amendment contain provisions for implementing the exchange, reclassification or cancellation of issued shares?

   ☐ Yes – go to number 5 and continue. ☐ No – go to number 4.2 and continue.

   4.2 If your answer to number 4.1 was "no," you must provide a statement of the provisions for implementing the exchange, reclassification or cancellation of issued shares – attach a separate sheet with the statement.

5. Check one box concerning approval of the amendment and follow instructions (review the Instructions C014i for information about voting groups):

   ☐ Approved by incorporators or board of directors without shareholder action, and shareholder approval was not required or no shares have been issued– go to number 6.

   ☒ Approved by shareholders but not voting groups – complete numbers 5.1 and 5.2.

   ☐ Approved by shareholders *and* voting groups – complete numbers 5.1, 5.2, and 5.3.

   ☐ Approved by voting group(s) only – complete numbers 5.1 and 5.3.

   5.1 Shares – list below each class and/or series of shares and the total number of outstanding shares for each class or series (example: common stock, 100 shares). If more space is needed, check this box ☐ and complete and attach the Shares Issued Attachment form C097.

Class: Common	Series:	Total: 20,000,000
Class:	Series:	Total:
Class:	Series:	Total:
Class:	Series:	Total:
Class:	Series:	Total:

5.2 **Shareholder approval (all blanks must be filled in):**

Total votes entitled to be cast	Votes in favor that were sufficient for approval of amendments	Votes against amendments
20,000,000	20,000,000	0

5.3 Voting Groups – **complete each blank below *for each voting group.* Review the** Instructions C014 for information about voting groups. If more space is needed, check this box [ ] and complete and attach the Voting Attachment form C089.

Voting Group (class / series)	Total votes in voting group	Indisputable votes at meeting	Votes in favor that were sufficient for approval of amendments	Votes against amendments

6. A copy of the corporation's amendment must be attached to these Articles.

SIGNATURE: By checking the box marked "I accept" below, I acknowledge *under penalty of perjury* that this document together with any attachments is submitted in compliance with Arizona law.

[X] I ACCEPT

Signature	Richard Battaglini Printed Name	12/23/19 Date

REQUIRED – check only one:

[X] I am the Chairman of the Board of Directors of the corporation filing this document.	[ ] I am a duly-authorized officer of the corporation filing this document.	[ ] I am a duly authorized bankruptcy trustee, receiver, or other court-appointed fiduciary for the corporation filing this document.

Filing Fee: $25.00 (regular processing) Expedited processing – add $35.00 to filing fee. All fees are nonrefundable – see Instructions.	Mail: Arizona Corporation Commission – Corporate Filings Section 1300 W. Washington St., Phoenix, Arizona 85007 Fax: 602-542-4100

Please be advised that A.C.C. forms reflect only the minimum provisions required by statute. You should seek private legal counsel for those matters that may pertain to the individual needs of your business.
All documents filed with the Arizona Corporation Commission are public record and are open for public inspection.
If you have questions after reading the Instructions, please call 602-542-3026 or (within Arizona only) 800-345-5819.

ARTICLES OF AMENDMENT

OF

AUTOTEK, INCORPORATED

1. The name of the corporation is AutoTek, Incorporated.

2. The Articles of Incorporation were originally filed with the Arizona Corporation Commission on the 12th day of February, 2013.

3. On September 3, 2013, the Board of Directors approved and recommended for shareholder approval an amendment to the Articles of Incorporation to increase the amount of authorized shares from 20,000,000 to 40,000,000.

4. The shareholders unanimously approved the amendment on September 3, 2013.

5. Paragraph 5 of the Articles of Incorporation of AutoTek, Incorporated is hereby deleted in its entirety and replaced with the following:

5. SHARES

Class: Common Total: 40,000,000

Dated this 3rd day of September, 2013.

By: [signature]
Name: Richard Battaglini
Title: Chairman, President

AZ CORPORATION COMMISSION FILED

FEB 1 2 2013

FILE NO. 1823735-0

AZ CORPORATION COMMISSION FILED

MAR 1 2 2013

FILE NO. 1823735-0

AZ Corp. Commission

04199362

04108094

DO NOT WRITE ABOVE THIS LINE; RESERVED FOR ACC USE ONLY.

ARTICLES OF INCORPORATION
FOR-PROFIT or PROFESSIONAL CORPORATION

Read the Instructions C010i

1. ENTITY TYPE – check only one to indicate the type of entity being formed:

☒ FOR-PROFIT (BUSINESS) CORPORATION ☐ PROFESSIONAL CORPORATION

2. ENTITY NAME – see Instructions C010i for naming requirements – give the exact name of the corporation:

AutoTek, Incorporated

3. PROFESSIONAL CORPORATION SERVICES – If professional corporation is checked in number 1, briefly describe the professional service or services that the professional corporation will provide (examples: law firm, accounting, medical):

4. CHARACTER OF BUSINESS – briefly describe the character of business the corporation initially intends to conduct in Arizona. **NOTE** that the character of business that the corporation ultimately conducts is not limited by the description provided.

Automobile Management

5. SHARES – *see Instructions C010i* – list the class (common, preferred, etc.) and total number of shares of each class that the corporation is **AUTHORIZED** to issue – the total must be greater than zero. If more space is needed, check this box ☐ and complete and attach the Shares Authorized Attachment form C087. *Note* – Par Value is optional.

Class: Common Series: Total: 20,000,000 Par Value:

Class: Series: Total: Par Value:

6. ARIZONA KNOWN PLACE OF BUSINESS ADDRESS:

6.1 Is the Arizona known place of business address the same as the **street address** of the statutory agent?

☒ Yes – go to number 7 and continue

☐ No – go to number 6.2 and continue

6.2 If you answered "No" to number 6.1, give the **physical or street address** (not a P.O. Box) of the known place of business of the corporation in Arizona:

Attention (optional)

Address 1

Address 2 (optional)

City | State or Province | Zip

Country

7. DIRECTORS - list the **name and business address** of each and every Director of the corporation. If more space is needed, check this box ☐ and complete and attach the Director Attachment form C082.

Kevin Cannon Name 412 Roland Dr. Address 1 Address 2 (optional) Keller — TX — 76248 City — State or Province — Zip Country: UNITED STATES	RW Christian Name 12639 Morning Vista Dr. Address 1 Address 2 (optional) Peoria — AZ — 85383 City — State or Province — Zip Country: UNITED STATES
Richard Battaglini Name 934 W. Coronado Rd. Address 1 Address 2 (optional) Phoenix — AZ — 85007 City — State or Province — Zip Country: UNITED STATES	Name Address 1 Address 2 (optional) City — State or Province — Zip Country
Name Address 1 Address 2 (optional) City — State or Province — Zip Country	Name Address 1 Address 2 (optional) City — State or Province — Zip Country

8. STATUTORY AGENT – *see Instructions C010i:*

8.1 *REQUIRED* – give the name (can be an individual or an entity) **and physical or street address** (not a P.O. Box) in Arizona of the statutory agent:	**8.2** *OPTIONAL* – mailing address in Arizona of statutory agent (can be a P.O. Box):
Robert E. Coughlon, Jr. Statutory Agent Name (required) Attention (optional) 1024 E. Buckeye Rd. Address 1 Ste. 175 Address 2 (optional) City: Phoenix — AZ — 85034 State — Zip	Attention (optional) Address 1 Address 2 (optional) City — State — Zip

8.3 *REQUIRED* - the *Statutory Agent Acceptance* form M002 must be submitted along with these Articles of Incorporation.

9. INCORPORATORS - list the **name** and **address**, and provide the **signature**, of each and every incorporator - minimum of one is required. If more space is needed, check this box ☐ and complete and attach the Incorporator Attachment form C084.

Incorporator 1	Incorporator 2
Name: Robert E. Coughlon, Jr.	Name:
Address 1: 1024 E. Buckeye Rd.	Address 1:
Address 2 (optional): Suite 175	Address 2 (optional):
City: Phoenix State: AZ Zip: 85034	City: State: Zip:
Country: UNITED STATES	Country:

SIGNATURE - *see Instructions C010:*

By checking the box marked "I accept" below, I acknowledge *under penalty of perjury* that this document together with any attachments is submitted in compliance with Arizona law.

☑ I ACCEPT

Signature: [signature]

Printed Name: Robert Coughlon Jr. Date: 2/12/2013

IF SIGNING FOR AN ENTITY, CHECK ONE, FILL IN BLANK:

☐ **Corporation as Incorporator** - I am signing as an officer or authorized agent of a corporation and its name is:

☐ **LLC as Incorporator** - I am signing as a member, manager, or authorized agent of a limited liability company, and its name is:

SIGNATURE - *see Instructions C010:*

By checking the box marked "I accept" below, I acknowledge *under penalty of perjury* that this document together with any attachments is submitted in compliance with Arizona law.

☐ I ACCEPT

Signature:

Printed Name: Date:

IF SIGNING FOR AN ENTITY, CHECK ONE, FILL IN BLANK:

☐ **Corporation as Incorporator** - I am signing as an officer or authorized agent of a corporation and its name is:

☐ **LLC as Incorporator** - I am signing as a member, manager, or authorized agent of a limited liability company, and its name is:

Filing Fee: $60.00 (regular processing) Expedited processing - add $35.00 to filing fee. All fees are nonrefundable - see Instructions.	Mail: Arizona Corporation Commission Corporate Filings Section 1300 W. Washington St., Phoenix, Arizona 85007 Fax: 602-542-4100

Please be advised that A.C.C. forms reflect only the minimum provisions required by statute. You should seek private legal counsel for those matters that may pertain to the individual needs of your business.
All documents filed with the Arizona Corporation Commission are public record and are open for public inspection.
If you have questions after reading the instructions, please call 602-542-[illegible] (within Arizona only) 800-345-5819.